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                                   Exhibit D


                                                                   [Translation]


              BASIC AGREEMENT CONCERNING STOCK LENDING TRANSACTIONS

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                                                                       Revenue
                                                                        Stamp

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     THIS BASIC AGREEMENT CONCERNING STOCK LENDING TRANSACTIONS (the "Basic
Agreement") is made and entered into by and between Son Asset Management Yugen Kaisha ("Party A") and Deutsche Securities Limited, Tokyo Branch ("Party B") in connection with the Stock Lending Transaction to be effected between Party A and Party B. A contract for an individual Stock Lending Transaction shall be concluded separately herefrom in accordance with this Basic Agreement.


ARTICLE 1.  DEFINITIONS

     As used in this Basic Agreement, the following terms have the respective meanings set forth below:

(1)  "Share Lending Transaction"    means a certain loan transaction in stock
                                    whereby either party (i.e., a Lender) lends stock to the other party (i.e., a Borrower), and the Borrower returns to the Lender the stock of the same type, quality and quantity as the Subject Stock (hereinafter referred to as the "Individual Transaction"), upon expiration of an agreed period of time.

(2)  "Lender"                       means, with respect to an Individual
                                    Transaction, a person who lends stock.

(3)  "Borrower"                     means, with respect to an Individual
                                    Transaction, a person who borrows shares.

(4)  "Individual Contract"          means a contract concluded by both parties
                                    in connection with an Individual Transaction under this Basic Agreement.

(5)  "Lending Period"               means the period from the Execution Date up
                                    to the Settlement Date.

(6)  "Lending Fee"                  means the amount of money to be paid by the
                                    Borrower to the Lender in consideration of the lending of stock.

(7)  "Lending Fee Rate"             means the rate determined in the Individual
                                    Contract as the basis for calculating the Lending Fee.

(8)  "Subject Stock"                means stock subject to a transaction as
                                    specified in an Individual Contract.

(9)  "Lending Quantity"             means the quantity of the Subject Stock as
                                    specified in an Individual Contract.

(10) "Execution Date"               means the commencement date of the Lending
                                    Period as specified in an Individual
                                    Contract.

(11) "Settlement Date"              means the last date of the Lending Period as
                                    specified in the

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                                    Individual Contract.

(12) "Current Price"                means the price of securities determined on
                                    a certain day in accordance with the
                                    following for each category of securities:

                                    (i)   with respect to stock (including
                                          foreign investment securities) listed
                                          on any securities exchange in Japan,
                                          bonds with stock acquisition rights
                                          issued by a company whose stock is
                                          listed on any securities exchange in
                                          Japan, and beneficiary certificates of
                                          securities investment trust listed on
                                          any securities exchange in Japan, the
                                          closing price on such stock exchange
                                          in Japan;

                                    (ii)  with respect to beneficiary
                                          certificates of a securities
                                          investment trust whose price as of the
                                          preceding day is published by the
                                          Investment Trusts Association, the
                                          current price published by the
                                          Investment Trusts Association;

                                    (iii) with respect to securities whose
                                          reference market statistical value is
                                          published by the Japan Securities
                                          Dealers Association (other than
                                          securities listed in (i) and (ii)
                                          above), the reference market
                                          statistical value (average value)
                                          published by the Japan Securities
                                          Dealers Association;

                                    (iv)  with respect to securities listed at
                                          any securities exchange in Japan
                                          (other than securities listed in (i)
                                          through (iii) above), the closing
                                          price on any such securities exchange
                                          in Japan; and

                                    (v)   with respect to securities other than
                                          securities listed in (i) through (iv)
                                          above, the reasonable and fair price
                                          or quotation.

(13) "Margin"                       means the money the Lender receives from the
                                    Borrower in order to secure the right to request a return of stock and to secure any other claims it has against the Borrower in connection with the Stock Lending
                                    Transaction.

(14) "Interest"                     means interest on the Margin.

(15) "Margin Interest Rate"         means the rate to be used as the basis for
                                    calculating the Interest as specified in an Individual Contract.

(16) "Open-end Transaction"         means an Individual Transaction for which
                                    the Settlement Date is not fixed at the time of conclusion of the Individual Contract and which ends on the Settlement Date designated thereafter by either the Lender or the Borrower.

(17) "Basic Margin Amount"          means the amount of the Margin to be
                                    maintained by the Borrower as specified in an Individual Contract or the Attached
                                    Memorandum.

(18) "Basic Margin Rate"            means the rate to be used as the basis for
                                    calculating the Basic Margin Amount and as specified in an Individual Contract or the Attached Memorandum.

(19) "Substitute Price"             means the valuation amount of the Substitute
                                    Securities Or Other Substitute (as defined in Article 5, Paragraph 2) as specified in the

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                                    Attached Memorandum.

(20) "Maximum Margin Amount"        means the maximum amount of the Margin which
                                    shall not require the Lender to return to the Borrower as specified in an Individual
                                    Contract or the Attached Memorandum.

(21) "Minimum Margin Amount"        means the minimum amount of the Margin which
                                    shall not require the Borrower to
                                    additionally deposit with the Lender as
                                    specified in an Individual Contract or the Attached Memorandum.

(22) "Business Day"                 means a day on which both the Lender and
                                    Borrower are open for business in Japan.

(23) "Attached Memorandum"          means a written instrument that states such
                                    matters as agreed upon by and between the parties hereto as the terms and conditions to all Individual Transactions.


ARTICLE 2.  PREPARATION OF CONTRACT FOR THE INDIVIDUAL TRANSACTION

     1. In order to confirm the matters that have been agreed upon in entering into an individual Stock Lending Transaction, the representatives of the Lender and the Borrower or their respective attorneys-in-fact shall prepare a contract for the Individual Transaction without delay and exchange the same after affixing their respective names and seals thereupon, or the Borrower shall deliver to the Lender a loan certificate.

     2. This Basic Agreement, the Attached Memorandum and the contracts for the Individual Transactions shall together constitute a single contract pertaining to the relevant Individual Transactions. In case of any inconsistency or discrepancy between the provisions of this Basic Agreement and those of the Attached Memorandum, the provisions of the Attached Memorandum shall prevail over those of this Basic Agreement. In case of any inconsistency or discrepancy between the provisions of the Attached Memorandum and the contract for the Individual Transaction or the loan certificate, the provisions of the contract for the Individual Transaction or the loan certificate shall prevail over the provisions of the Attached Memorandum.


ARTICLE 3.  LENDING AND RETURN OF STOCK; PAYMENT OF LENDING FEE

     1. The Lender shall lend to the Borrower the stock of the Lending Quantity for the Subject Stock on the Execution Date.

     2. The Borrower shall return to the Lender the equivalent stock that has been lent pursuant to the preceding Paragraph (hereinafter referred to as "Lending Stock") on the Settlement Date.

     3. The Borrower shall pay to the Lender the Lending Fee for the stock it has borrowed in accordance with the conditions, such as the Lending Fee Rate, stipulated in the Individual Contract, as well as the provisions of the Attached Memorandum.


ARTICLE 4.  DELIVERY OF STOCK

     1. The lending and return of the stock under this Basic Agreement shall be performed by either of the methods set forth below:

     (1)  Physical delivery of the relevant certificates; or

     (2) Stock transfer through the system of the Japan Securities Depository Center or delivery of any and all documents necessary therefor; provided, however, that this procedure shall be

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          performed with sufficient time prior to the Execution Date or the
          Settlement Date to ensure that the transfer of rights to the party entitled to take the delivery will take effect on such date.

     2. If the transfer of rights fails to take effect as a result of delivery through the methods as set forth in Item (2) of the preceding Paragraph, the underlying lending or return shall not be deemed to have taken place.


ARTICLE 5.  DEPOSIT AND RETURN OF MARGIN ITEMS; PAYMENT OF INTEREST

     1. When the Borrower agrees to offer collateral in connection with the Individual Transaction, the Borrower shall deposit the Margin as set forth in the relevant Individual Contract on the Execution Date.

     2. When the Lender agrees in advance, the Borrower may substitute securities or other substitute, (hereinafter referred to as the "Substitute Securities Or Other Substitute") for all or any part of the Margin and the additional margin as specified in Article 6, Paragraph 1 of this Basic Agreement in accordance with standards stipulated by the Lender.

     3. If the Borrower deposits the Substitute Securities Or Other Substitute with the Lender pursuant to the immediately preceding Paragraph, the Borrower shall take such procedures necessary for creating a security interest on the Substitute Securities Or Other Substitute as deemed by the Lender to be appropriate by the date for depositing the relevant Margin, unless otherwise agreed upon between the Parties.

     4. The Lender shall return the Margin and the Substitute Securities Or Other Substitute for each Individual Transaction (hereinafter referred to as the "Margin Items") on the Settlement Date for such Individual Transaction, unless otherwise agreed upon between the parties hereto.

     5. Notwithstanding the provision of the immediately preceding Paragraph, the Substitute Securities Or Other Substitute out of the Margin Items to be returned pursuant to the immediately preceding Paragraph shall be returned to the Borrower after releasing the security interest created in the Substitute Securities Or Other Substitute immediately following the Settlement Date.

     6. The Lender shall pay the Borrower the Interest on the Margin that it has received in accordance with the terms of the Margin Interest Rate set forth in the relevant Individual Contract and as set forth in the Attached Memorandum.

     7. If any of the events enumerated in each of the Items of Article 10 occurs to the Borrower, the Margin Items shall secure in common any and all claims that the Lender has against the Borrower.


ARTICLE 6.  ADDITIONAL DEPOSIT OF DEFICIENT MARGIN AND RETURN OF SURPLUS MARGIN

     1. If the aggregate amount of the Margin and the Substitute Price of the Substitute Securities Or Other Substitute (hereinafter referred to as the "Margin Amount") for an Individual Transaction falls below the Minimum Margin Amount after depositing the Margin Items for such Individual Transaction due to the fluctuation in the Current Price of the Lending Stock or the Substitute Securities Or Other Substitute then the Borrower shall deposit additional Margin Items with the Lender in accordance with the Attached Memorandum so that the Margin Amount does not fall below the Basic Margin Amount, unless otherwise agreed upon between the parties.

     2. If the Margin Amount for an Individual Transaction exceeds the Maximum Margin Amount after depositing the Margin Items for such Individual Transaction due to the fluctuation in the Current Price of the Lending Shares or the Substitute Securities Or Other Substitute, then the Lender shall return such surplus Margin Items to the Borrower in accordance with the provisions of the Attached Memorandum, to the extent that the Margin Amount does not fall below the Basic Margin Amount, unless otherwise agreed upon between the parties.

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ARTICLE 7.  HANDLING OF DIVIDENDS, STOCK SPLIT AND WARRANTS

     1. If the Lender and the Borrower agree in advance that the Lending Period of the stock extends beyond a certain date so as to fix the persons entitled to exercise their rights as shareholders, all of the amount equal to dividends attached to the stock that the Borrower has borrowed from the Lender, any stock splits or grant of rights to warrants shall vest in the Lender, unless otherwise agreed upon between the parties.

     2. If the dividends that are to be vested in the Lender pursuant to the preceding Paragraph are paid, the Borrower shall immediately remit the amount equal to such dividends as agreed upon in advance between the Lender and the Borrower.

     3. Stock splits and grants of rights to warrants shall be handled as otherwise agreed upon between the parties.


ARTICLE 8.  RETURN OF THE STOCK PRIOR TO EXPIRATION OF THE LENDING PERIOD

     1. If, and to the extent that, it is agreed in advance in connection with an Individual Contract, or it is stipulated in the Attached Memorandum, that the Lender may request upon prior notice to the Borrower that the Borrower return all or any part of the stock that the Lender has lent to the Borrower hereunder and that the Borrower may upon the prior notice to the Lender return all or any part of the stock that the Lender has lent to the Borrower hereunder, then in such case, the Borrower shall return the Lending Stock and the Lender shall return the Margin Items.

     2. The Lending Fee due pursuant to the preceding Paragraph shall be paid on the basis of the number of the actual days elapsed from the Execution Date up to the day preceding the date of return.

     3. The Interest in Paragraph 1 shall be paid on the basis of the number of the actual days elapsed from the date of deposit of the Margin Items up to the day preceding the date of return.

     4. If the Borrower receives from the Lender a request for return pursuant to the provisions of Paragraph 1, the Borrower shall return the relevant stock within four (4) Business Days from the date of receipt of the notice, except when the parties otherwise agree on such period.

     5. The Borrower may return the relevant stock to the Lender by giving at least two (2) Business Days prior notice to the Lender, as set forth in Paragraph 1.


ARTICLE 9.  SIMULTANEOUS PERFORMANCE

     1. The lending of the stock and deposit of the Margin, and the return of the Lending Stock and return of the Margin in connection with each Individual Transaction shall be performed simultaneously, unless otherwise stipulated in the Attached Memorandum.

     2. Notwithstanding the preceding Paragraph, if any of the events set forth in Article 10 occurs to either of the parties hereto or there is a reasonable cause to believe the occurrence of such event will take place, the other party may refuse delivery or return of the stock or deposit or return of the Margin to such party.


ARTICLE 10. TERMINATION DUE TO DEFAULT

     If any of the events referred to in Items (1) through (6) below occurs to either of the parties hereto (hereinafter referred to as the "Defaulting Party"), all of the Individual Contracts shall be deemed to have been terminated as a matter of course. If any of the events referred to in Items (7) through
(11) occurs to either of the parties, the other party (hereinafter referred to as the "Non-Defaulting Party") may terminate all or a part of the Individual Contracts upon notice to the Defaulting Party. Such termination by notice shall take

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effect on the day on which such notice is dispatched to the Defaulting Party:

     (1) When a petition is filed by or against a party for commencement of bankruptcy procedures, commencement of civil rehabilitation procedures, commencement of special liquidation, commencement of corporate rearrangement or commencement of corporate reorganization proceedings (including petitions under the Special Treatment Law concerning the Rehabilitation of Financial Institutions);

     (2) When a resolution for dissolution is adopted or such dissolution otherwise becomes effective;

     (3) When an order or notice of preservative attachment or attachment is dispatched with respect to it's a party's right to claim the payment of money or the delivery or return of the stock against the other party under this Basic Agreement, or if the notice of assignment of such right to claim or the notice of creation of a pledge is dispatched;

     (4)  When a party suspends payment;

     (5) When a party becomes subject to suspension of business by a clearing house;

     (6)  When a party whereabouts become unknown due to its own fault;

     (7) When a party fails to perform any of its obligations to deliver or return the stock, money or Substitute Securities Or Other Substitute to the other party under this Basic Agreement (except when a party extends the date of performance to a later date with consent of the other party);

     (8) When acceleration of payment occurs with respect to any of a party's obligations for an amount not less than 1% of the shareholders' equity (i.e., the total of the capital and disclosed provisions, or, in the case of a mutual company, the total shareholders' equity after capitalization of dividend reserves) under any agreements other than this Basic Agreement; provided that the Non-Defaulting Party also determines in good faith that there is reasonable ground to conclude that the Defaulting Party is likely to fail to perform its monetary obligations under this Basic Agreement;

     (9) When a party denies, in writing, the existence of a part or all of its obligations to the other party under this Basic Agreement or admits that it is insolvent;

     (10) In addition to each of the foregoing, when a party commits any breach under this Basic Agreement or with respect to any securities or other transactions with the other party, and such breach is not remedied within five (5) Business Days after notice from the other party; or

     (11) When a guarantor of the Borrower (limited to the guarantor for the obligations under this Basic Agreement) comes under any of the preceding Items, and the Borrower promptly fails to take alternative measures to secure the due payment of its obligations.


ARTICLE 11. LIQUIDATION AS A RESULT OF TERMINATION

     If an Individual Contract is terminated pursuant to the immediately preceding Article, the amounts set forth in Items (1) and (2) below shall be deducted with respect to all of the Individual Contract so terminated. If the amount set forth in Item (1) is greater than the amount set forth in Item (2), the Defaulting party shall immediately pay the balance to the Non-Defaulting Party. If the amount set forth in Item (1) is smaller than the amount set forth in Item (2) , the Non-Defaulting Party shall immediately pay the balance to

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the Defaulting Party. In such event, both parties shall be released from any and all obligations relating to all of the Individual Contracts so terminated (other than those obligations set forth in this Article), unless it is otherwise agreed upon between the parties for any transaction with the Substitute Securities Or Other Substitute as collateral:

     (1) The sum of the Current Price of the Lending Shares with respect to all of the Individual Contracts terminated in which such Defaulting Party is the Borrower on the date of termination, the Lending Fee calculated in accordance with Article 8 and the damages for delayed payment thereof, plus the Margin Items with respect to all of the Individual Contracts terminated in which such Defaulting Party is the Lender, plus the Interest calculated in accordance with Article 8, plus the damages for delayed payment thereof; and

     (2) The sum of the Current Price of the Lending Shares with respect to all of the Individual Contracts terminated in which such Defaulting Party is the Lender on the date of termination, the Lending Free calculated in accordance with Article 8 and the damages for delayed payment thereof, plus the Margin Items with respect to all of the Individual Contract terminated in which such Defaulting Party is the Borrower, plus the Interest calculated in accordance with Article 8, plus the damages for delayed payment thereof.

     2. Notwithstanding the preceding Paragraph, the Defaulting Party shall reimburse the Non-Defaulting Party for the damages arising from or in connection with any and all of the Individual Contracts terminated.


ARTICLE 12. DAMAGES FOR DELAYED PAYMENT

     1. If the payment of money to be paid, or the delivery of the stock to be delivered, or the payment or delivery of the Substitute Securities Or Other Substitute by either party to the other party under this Basic Agreement is not made on the date of performance set forth in this Basic Agreement or any other date agreed between the parties, then such defaulting party shall pay: (1) the amount concerned in the case of cash; (2) the higher of the Current Price on the Execution Date or the Settlement Date or the Current Price on the Returning Date in the case of stock; or (3) the Current Price of the Substitute Securities Or Other Substitute, together with damages for the delayed payment calculated at the rate of 14% per annum (on a 365 day basis), for the period from day following when such payment wad due date up to the actual payment, or delivery date in the case of the Substitute Securities Or Other Substitute.

     2. The other party to whom the Lending Stock or the Substitute Securities Or Other Substitute should be returned or delivered, in case of default of the other party's obligation to deliver or return, may obtain from others such stock, etc., of the same issue and quantity as the stock, etc., that should have been returned or delivered, upon the prior notice to it's the counterparty. In such case, the counterparty shall pay any and all amounts of money paid by such other party to obtain such stock, etc., including, without limitation, the purchase price of such stock, etc., interest for financing the purchase price and brokerage commissions, to such other party, whereby the obligation to deliver or return the stock or the Substitute Securities Or Other Substitute shall be extinguished.

     3. If the delivery of the Lending Stock or the Substitute Securities Or Other Substitute or the obligation to return has not been performed on the relevant day and it is impossible or substantially difficult for the other party to obtain stock, etc., of the same issue and quantity as the Lending Stock or the Substitute Securities Or Other Substitute, then the other party may demand that the defaulting party compensate such other party for the purchase price and any and all other amounts normally required when it obtains them at the Current Price on the due return or delivery date of such stock, etc., or the Current Price on the payment date of the compensation for damage, whichever is higher. In such case, the obligation to deliver or return the stock or the Substitute Securities Or Other Substitute shall be extinguished when either party pays such amount to the other party.

     4. The calculation period for the damages for delayed payment referred to in Paragraph 1 for

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the purpose of the immediately preceding two Paragraphs shall be up to the date on which such obligation to deliver or return is extinguished.

     5. The provisions of each of the foregoing Paragraphs shall apply mutatis mutandis to the return of the stock of less than a unit if the issuer of the Lending Stock or the Substitute Securities Or Other Substitute adopts the unit share system.


ARTICLE 13. SET-OFF

     1. The Non-Defaulting Party may, at any time, set off the pecuniary claim or obligation resulting from the liquidation pursuant to Article 11 against the pecuniary claim or obligation to the Defaulting Party, regardless of the due date of such claim or obligation.

     2. In making the set-off under the preceding Paragraph, the Non-Defaulting Party may withdraw deposits on behalf of the Defaulting Party and appropriate the same for satisfaction of the obligation of the Defaulting Party, without giving prior notice and completing the prescribed procedures.

     3. Calculation of the interest on the claim or obligation, the damages for delayed payment and other monetary obligation to be paid for the purpose of the set-off under the preceding two Paragraphs shall be made with respect to those generated on or before the date of calculation.

     4. In the event that the Non-Defaulting Party has obtained a pecuniary claim against the Defaulting Party under Article 11, the Non-Defaulting Party may dispose of movables, drafts and other securities in its possession with respect to any and all transactions between the parties. In such case, the Non-Defaulting Party may, after collecting or disposing thereof in such manner and at such timing and price as are generally deemed appropriate, at its own cost, appropriate the proceeds therefrom net of the expenses incurred in connection therewith for satisfaction of such claim regardless of the statutory order of appropriation. If the Defaulting Party still has any outstanding obligation thereafter, it shall immediately repay such outstanding obligation.


ARTICLE 14. OPEN-END TRANSACTION

     If the parties hereto agree to enter into an Open-end Transaction in an Individual Contract, the Borrower and the Lender may designate the Settlement Date after the commencement of such transaction by giving notice to the other party in the method stipulated in the Attached Memorandum, in which case the parties hereto shall pay the Lending Fee and the Interest as set forth in the Attached Memorandum.


ARTICLE 15. PAYMENT S AND THE LIKE IN FOREIGN CURRENCY

     The methods of payment and receipt of the Lending Fee and the Margin in foreign currency under this Basic Agreement, and conversions and handling of forward foreign exchange transactions shall be as set forth separately herefrom.


ARTICLE 16. PROHIBITION OF ASSIGNMENT AND PLEDGE OF RIGHTS

     No rights arising from or in connection with this Basic Agreement may be assigned or pledged to a third party, without first obtaining the consent of the other party.


ARTICLE 17. RISK OF LOSS

     Expenses required for the exercise or preservation of rights, or collection or disposition of collateral by the Lender against the Borrower, and expenses required when the Borrower seeks cooperation from the Lender to protect its rights shall be borne by the Borrower.


ARTICLE 18. CONFIDENTIALITY OBLIGATION

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     Each party hereto shall be required to keep any information disclosed by the other party hereunder in strict confidence and shall not disclose or make available to a third party such information, without first obtaining the prior consent of the disclosing party, except when such information becomes known to the public, when such disclosure is made in compliance with the relevant laws, ordinances or regulations, when such disclosure is made upon request of a competent regulatory entity or other government agency, or when such information is disclosed to lawyers or accountants.


ARTICLE 19. NOTICE

     All notices given under this Basic Agreement shall be in writing and shall be sent by facsimile transmission. If notice is sent to the address or number as shown in the signature spaces of this Basic Agreement or other address or number notified to the other party in writing, such notice shall be deemed to have been duly given, and notice dispatched by registered mail shall be deemed to have been duly given upon receipt thereof.


ARTICLE 20. CHANGES IN THE MATTERS NOTIFIED

     1. In case of a change in the seal impression, name, trade name, representative, address, facsimile number or other matters notified, the Lender or the Borrower shall immediately give written notice thereof to the other party.

     2. If either party fails to give the notice referred to in the preceding Paragraph, and a notice given or document sent by the other party is thereby delayed in arrival or does not arrive at the such other party, then such notice or document shall nevertheless be deemed to have been received when it would have been received in a normal situation.


ARTICLE 21. PAYMENT OF EXPENSE

     1. Revenue stamps and other charges arising out of this Basic Agreement shall be borne equally by Party A and Party B, and expenses incurred by each of Party A and Party B shall be borne by Party A and Party B, respectively.

     2. Stamp duties and other charges arising out of the lending of individual stock shall be borne by the Lender.


ARTICLE 22. TERM

     1. The effective term of this Basic Agreement shall be one (1) year from the date of execution of this Basic Agreement; provided, however, that the term of this Basic Agreement shall be extended for a further one (1) year, unless either party expresses its written intention to the contrary, and thereafter the same shall apply. If this Basic Agreement is terminated due to expiration of the term hereof, Party A and Party B shall have the obligation to ensure the performance of all Individual Contracts under this Basic Agreement that exist hereunder when the term of this Basic Agreement expires.

     2. Party A and Party B may terminate this Basic Agreement by giving at least one (1) month written notice to the other party, provided that the terminating party shall have the obligation to ensure the performance of all Individual Contracts under this Basic Agreement that exist hereunder when such notice is given.


ARTICLE 23. REPORT AND RESEARCH

     If either party is requested in writing by the other party for a report on its assets, business management and business conditions for a justifiable reason, it shall provide the other party with such report to the extent objectively required, as well as with other facilities necessary for such research.

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ARTICLE 24. AGREED JURISDICTION

     The Lender and the Borrower shall subject to the jurisdiction of the Tokyo District Court for any dispute arising in connection with the rights and obligations arising out of, or in relation to, this Basic Agreement.


ARTICLE 25. GOVERNING LAW

     This Basic Agreement shall be governed by the laws of Japan.


ARTICLE 26. REPRESENTATIONS AND WARRANTIES

     Each of the parties hereby represents and warrants to the other party, with the intent that such representations and warranties shall survive the completion of any transaction hereunder and shall be deemed to be repeated on each day that this Basic Agreement remains in effect, the following terms:

     (1) it is duly organized and validly existing under the laws of its incorporation:

     (2)  (i)   it has the power to execute and deliver this Basic Agreement
          (hereinafter, as used in this Article, including the Attached Memorandum), to enter into the Individual Contracts contemplated hereby and to perform its obligations under this Basic Agreement and each Individual Contract;

          (ii) it has taken all necessary action to authorize the execution, delivery and performance of this Basic Agreement; and

          (iii) this Basic Agreement constitutes its legal, valid, and binding obligations enforceable against it;

     (3)  (i)   when each Individual Contract is entered into, it has taken all necessary action to authorize the execution, delivery and performance of such Individual Contract; and

          (ii) when any Individual Contract is entered into, such Individual Contract constitutes its legal, valid, and binding obligations enforceable against it;

     (4) the execution, delivery and performance by it of this Basic Agreement and each Individual Contract hereunder will at all times comply with all applicable laws and regulations;

     (5) it has made its own determination as to the tax treatment of any dividends, remuneration or other money or assets received hereunder;

     (6) at the time of delivery of any Margin or Substitute Securities Or Other Substitute hereunder, the Borrower will be the owner of that Margin or Substitute Securities Or Other Substitute free from all liens, charges, equities and encumbrances and will have the right to deliver such Margin or create a security interest in such Substitute Securities Or Other Substitute on the terms of this Basic Agreement; and

     (7) at the time of lending or return of any stock pursuant to any Individual Contract in accordance herewith, the Lender or the Borrower, as the case may be, will be the owner of those Stocks free from all liens, charges, equities and encumbrances and will have the right to transfer the ownership of such Stocks on the terms of this Basic Agreement.


ARTICLE 27. APPLICATION OF LAW CONCERNING CLOSE-OUT NETTING

     Party A and Party B agree that all Individual Transactions under this Basic Agreement are "financial transactions" as defined in the Law for the Close-out Netting of Financial Transactions Conducted by Financial Institutions, and that the Law for the Close-out Netting of Financial Transactions Conducted by Financial Institutions shall apply to this Basic Agreement and all Individual Transactions under this Basic Agreement.


ARTICLE 28. DISCUSSION

     Any matter not expressly provided for in this Basic Agreement shall be resolved in accordance with the securities and exchange-related laws and regulations, as well as with various rules and practices established by the stock exchanges and the Japan Securities Dealers Association. Any matter not expressly provided for therein shall be resolved through negotiation between the Lender and Borrower.


     IN WITNESS WHERE OF, the parties shall cause this Basic Agreement to be executed in duplicate and retain one copy each, after their representatives or their attorneys-in-fact affix their respective names and seals hereunto.


Date: August 25, 2005


                        Party A:    Masayoshi Son
                                    Director
                                    Son Asset Management
                                    3rd Floor, Yutaka No. 2 Building
                                    1-6-3 Nihonbashi-kakigaracho
                                    Chuo-Ku, Tokyo
                                                        [Seal]



                        Party B :   John Macfarlane
                                    Representative in Japan
                                    Deutsche Securities Limited, Tokyo Branch
                                    Sanno Park Tower,
                                    11-1, Nagatacho 2-chome, Chiyoda-ku, Tokyo
                                                        [Seal]

                                                                   [Translation]


                                   MEMORANDUM
            ANNEXED TO BASIC AGREEMENT FOR STOCK LENDING TRANSACTIONS


     THIS MEMORANDUM ANNEXED TO BASIC AGREEMENT FOR STOCK LENDING TRANSACTIONS (the "Memorandum") is made and entered into by and between Son Asset Management Yugen Kaisha ("Party A") and Deutsche Securities Limited, Tokyo Branch ("Party B"), which shall be applicable to all of the Individual Transactions under the Basic Agreement Concerning Stock Lending Transactions, dated August 25, 2005 (the "Basic Agreement"), as follows (unless otherwise specifically provided, terms used herein shall bear the same meanings as defined in the Basic Agreement):


ARTICLE 1.  DEFINITIONS

1. Notwithstanding Article 1, Item (12) of the Basic Agreement, Current Price as defined separately herein, shall prevail herein.

2. Notwithstanding Article 1, Item (13) of the Basic Agreement, Margin means any money received by the Lender from the Borrower for the purpose of securing any present or future claims against the Borrower under the Basic Agreement.

3. Basic Margin Amount, defined in Article 1, Item (17) of the Basic Agreement, shall be calculated in accordance with the following formula:

     Basic Margin Amount = Total Current Price x Basic Margin Rate (rounded down to the nearest whole yen)

     Total Current Price = Lending Quantity x Current Price of the Lending Stock

     The Current Price for the Lending Stock shall be the price agreed between the parties hereto, based on an evaluation calculated in accordance with the following classifications:

     (i) Listed stock (where "listed stock" means stock listed at any securities exchange in Japan):

               The Closing price of any relevant stock on a securities exchange at which such stock is principally traded on the Business Day immediately preceding the calculation date for the Basic Margin Amount (if no closing price is available, it shall be the latest quotation for such day, and if neither the closing price nor the latest quotation is available on such date, it shall be the last closing price or latest quotation available prior to such date; provided, however, that if both the closing price and the latest quotation are available on the same day, the closing price shall be applicable);

     (ii) Stock other than that set out in (i) above:

               Reasonable and fair price or quotation.

4. The Basic Margin Rate, defined in Article 1, Item (18) of the Basic Agreement, shall be one hundred and five per cent (105%), unless otherwise set out in any relevant Individual Contract.

5. The Substitute Price, defined in Article 1, Item (19) of the Basic Agreement, shall be determined by the Lender, in accordance with the "Handling of Stock Lending Transaction (Kabuken Taisyaku No Toriatsukai Nitsuite)" (November 2, 1998) Resolution of the Board of Directors of Japan Securities Dealers Association.

6. The Maximum Margin Amount, defined in Article 1, Item (20) of the Basic Agreement, shall be equivalent to the Basic Margin Amount.

7. The Minimum Margin Amount, defined in Article 1, Item (21) of the Basic Agreement, shall be equivalent to the Basic Margin Amount.

8. For the purpose of this Memorandum, the "calculation date" means each calendar day during the period from the Execution Date to the day immediately preceding the Settlement Date (or the date of return of the stock certificates if they are to be returned prior to the expiration of the Lending Period pursuant to Article 8 of the Basic Agreement).

9. For the purpose of this Memorandum, the "calculation period" means a period from the first calendar day of each month or the Execution Date, as the case may be, to the last calendar day of such month or the day immediately preceding the Settlement Date, as the case may be.


ARTICLE 2.  PAYMENT METHOD AND PAYMENT DATE OF THE LENDING FEE

1. The Lending Fee set out in Article 3, Paragraph 3 of the Basic Agreement shall be calculated in accordance with the following formula:

     Lending Fee = Total amount of the Lending Fee on each calculation date during the relevant calculation period (rounded down to the nearest whole yen)

     Lending Fee on calculation date = Total Current Price x Lending Fee
                                       Rate/365 (rounding to the nearest
                                       hundredth)

     Total Current Price = Lending Quantity x Current Price of the Lending Stock
                           on the relevant calculation date

     The Current Price for the Lending Stock shall be the price agreed between the parties hereto, based on the evaluation calculated in accordance with the following categories:

     (i)  Listed stock: Closing price of any relevant stock on a securities exchange at which such stock is principally traded on the Business Day immediately preceding the calculation date for the Lending Fee (if no closing price is available, it shall be the latest quotation for such day, and if neither the closing price nor the latest quotation is available on such date, it shall be the last closing price or latest quotation available prior to such date; provided, however, that if both the closing price and the latest quotation are available on the same day, the closing price shall be applicable);

     (ii) Stock other than that set out in (i) above:

               Reasonable and fair price or quotation.

2. Unless otherwise separately agreed, payment of the Lending Fee shall be made on the tenth (10th) of each month (or if such day is not a Business Day, the immediately preceding Business Day) with respect the Lending Fee for the immediately preceding calculation period.


ARTICLE 3.  (RETURN OF SUBSTITUTE SECURITIES, ETC.)

1. Notwithstanding the provisions of Article 5, Paragraph 3 of the Basic Agreement, any right of pledge (shichiken) shall not be established with respect to the Substitute Securities, substituted for all or any part of the Margin and the additional Margin as stated in Article 5, Paragraph 2 of the Basic Agreement, and the Borrower shall return the securities of the same type, with equal terms and in equal quantity with the relevant securities on the Settlement Date of each Individual Transaction.

2. Unless any event as set out in Article 10 of the Basic Agreement should occur to the Borrower, any and all interests and dividends paid on the Substitute Securities (including interim dividends) shall be vested in the Borrower. If the Lender receives such payments, the Lender shall immediately return such amount to the Borrower.


ARTICLE 4.  CALCULATION METHOD AND PAYMENT DATE OF THE INTEREST

1. The Interest on the received Margin as set out in Article 5, Paragraph 6 of the Basic Agreement shall be calculated in accordance with the following formula:

     Interest = Total amount of Interest on each calculation date during the relevant calculation period (rounded down to the nearest whole yen)

     Interest Rate on calculation date = Amount of Margin in receipt as of the relevant calculation date x Margin
                                         Interest Rate/365 (rounding to the
                                         nearest hundredth)

2. Unless otherwise separately agreed, payment of the Interest shall be made on the tenth (10th) of each month (or, if such day is not a Business Day, the immediately preceding Business Day) with respect the Interest for the immediately preceding calculation period.


ARTICLE 5.  ADDITIONAL DEPOSIT FOR DEFICIENT MARGIN AND RETURN OF SURPLUS MARGIN

1. The parties hereto shall calculate the current value (hereinafter referred to as "Mark-to-Market") of the Basic Margin Amount, the Maximum Margin Amount, the Minimum Margin Amount and the Margin amount on each Business Day during the period from the Business Day immediately preceding any Execution Date to the Business Day two (2) days prior to the relevant Settlement Date (hereinafter referred as to "Mark-to-Market Date"), based on the Current Price of the Lending Stock calculated in accordance with the following categories:

     (i)  Listed stock: Closing price of any relevant stock on a securities exchange at which such stock is principally traded on the Business Day immediately preceding the Mark-to-Market Date (if no closing price is available, it shall be the latest quotation for such day, and if neither the closing price nor the latest quotation is available on such date, it shall be the last closing price or latest quotation available prior to such date; provided, however, that if both the closing price and the latest quotation are available on the same day, the closing price shall be applicable);

     (ii) Stock other than those set out in (i) above:

               Reasonable and fair price or quotation.

2. If the Margin amount under an Individual Transaction falls below the Minimum Margin Amount calculated pursuant to Paragraph 1 hereof, the Lender may request that the Borrower deposit as additional Margin the amount equivalent to the balance between such Margin amount and the Basic Margin Amount by noon of the Mark-to-Market Date. Upon such request to deposit additional Margin, the Borrower shall deposit additional Margin with the Lender by 3:00 p.m. on the Business Day following the Mark-to-Market Date.

3. If the Margin amount under an Individual Transaction exceeds the Maximum Margin Amount calculated pursuant to Paragraph 1 hereof, the Borrower may request that the Lender return as a surplus Margin the amount equivalent to the excess of such Margin amount over the Basic Margin Amount by noon of the Mark-to-Market Date. Upon such request to return excess Margin, the Lender shall return the surplus Margin to the Borrower by 3:00 p.m. on the Business Day following the Mark-to-Market Date.

4. When the payment of the Margin is made in accordance with Paragraphs 2 and 3 hereof, the Interest shall be calculated with respect to the period from the date of such payment to the Settlement Date or, in the case of additional payment of the Margin, to the payment date thereof.

5. Notwithstanding the provisions of Paragraphs 2 and 3 of this Article, upon separate mutual agreement between the parties, the parties hereto may make the Mark-to-Market for the total amount of all Individual Transactions existent between the parties, instead of making the Mark-to-Market for each Individual Transaction. In such case, the amount which either party pays to the other party shall be the balance between the amounts set forth in items (1) and (2).

     (1) The additional Margin or the surplus Margin, calculated based on the total sum of the Basic Margin Amount, the Maximum Margin Amount, the Minimum Margin Amount and the Margin amount of all of the Individual Transactions in which Party A is the Lender.

     (2) The additional Margin or the surplus Margin calculated based on the total sum of the Basic Margin Amount, the Maximum Margin Amount, the Minimum Margin Amount and the Margin amount of all of the Individual Transactions in which Party B is the Lender.

     The party who claims such balance may make a claim for payment of such amount by noon of the Mark-to-Market Date, and upon such claim for payment, the other party shall pay the balance by 3:00 p.m. on the Business Day following the Mark-to-Market Date.

     When the Mark-to-Market is made in accordance with this paragraph, unless otherwise separately agreed, the party who claims the balance shall determine how much amount of the Margin is deemed to be paid with respect to the Individual Transaction.


ARTICLE 6.  SPECIAL PROVISIONS OF INDIVIDUAL TRANSACTION FOR SALE

1. In respect of the Individual Transaction in which the Borrower borrows from the Lender the stock for the purpose of selling the relevant stock through the Lender (hereinafter referred as to the "Individual Transaction for Sale"), the Lender shall accept from the Borrower a Margin greater than the total Current Price of the Lending Stock by the Execution Date. Such total Current Price shall be calculated in accordance with the provisions set out Article 1, Paragraph 3 hereof.

2. Notwithstanding the provisions of Article 5, Paragraph 3 hereof, with respect to the Individual Transaction for Sale, if the Borrower deposits the proceeds from sale of the stock as the Margin, then the relevant Margin shall not be returned to the Borrower upon a Mark-to-Market.

3. With respect to the Individual Transactions for Sale, if the Borrower deposits the proceeds from sale of the stock as the Margin amount, even when the Mark-to-Market pursuant to the provisions set out in Article 5, Paragraph 5 hereof applies, the relevant Individual Transaction shall be excluded from such calculation and individually Marked-to-Market.


ARTICLE 7.  TREATMENT OF WARRANTS AND STOCK SPLIT, ETC.

1. When warrants are granted for the Lending Stock during the Lending Period and if the Lender selects to exercise the rights to such warrants and notifies the Borrower of such event, the Lender shall deliver a cash amount equivalent to the cash payment on subscription to the Borrower not later than the payment due date thereof. In such case, after issuance of new shares, the number of new shares shall be added to the Lending Quantity of the Individual Transaction unless otherwise agreed to; provided, however, that if a share less than one unit or fractional share arises with respect to new shares, the value of a share less than one unit or fractional share shall be paid in cash in place of transmittal of any relevant certificate.

2. When a stock split or stock consolidation occurs with respect to the Lending Stock during the Lending Period, the amount of stock after the stock split or consolidation shall constitute the Lending Quantity under the Individual Transaction; provided, however, that if a share less than one unit or fractional share arises with respect to new shares, the value of a share less than one unit or fractional share shall be paid in cash in place of transmittal of any relevant certificate.

3. If the issuer of the Lending Stock is subject to a merger during the Lending Period, and new certificates of the newly established issuer or existing issuer are delivered, such delivered certificates shall constitute the certificates for the Subject Stock under the Individual Transaction; provided, however, that if a share less than one unit or fractional share arises with respect to new shares, the value of a share less than one unit or fractional share shall be paid in cash in place of transmittal of any relevant certificate.

4. In addition to any of the cases set out in the preceding paragraphs, if the issuer requests the submission of its share certificates and delivers new share certificates, then such new share certificates shall constitute the share certificates for the Lending Stock under the initial Individual Transaction.

5. When any amendment in the Lending Quantity and the Subject Stock of an Individual Transaction is made pursuant to any of the preceding paragraphs, the Mark-to-Market shall be made based on the new Lending Quantity and the Subject Stock after the date of such amendment.

6. The value of new shares constituting less than a unit or fractional stock shall be calculated in reference to the market price per unit or share, and shall be agreed upon between the parties hereto in advance.


ARTICLE 8.  SPECIAL PROVISIONS OF SIMULTANEOUS PERFORMANCE

     Notwithstanding the provisions of Article 9, Paragraph 1 of the Basic Agreement, with respect to the Individual Transaction for Sale, the Lender shall return the Margin to the Borrower immediately after the Lending Stock is returned by the Borrower.


ARTICLE 9.  TERMINATION OF LISTING OF THE LENDING STOCK

     When listing on a stock exchange of the Lending Stock is terminated, the Borrower may pay a corresponding cash amount instead of returning any relevant Lending Stock on the Settlement Date of the relevant Individual Transaction (or the date of return of the stock certificates if they are to be returned prior to the expiration of the Lending Period pursuant to Article 8 of the Basic Agreement). In such case, Party A and Party B shall determine the relevant price upon mutual agreement.


ARTICLE 10. LIQUIDATION DUE TO TERMINATION

1. Notwithstanding the provisions of Article 11, Paragraph 1 of the Basic Agreement, payment from the Defaulting Party to the Non-Defaulting Party shall be made not later than ten (10) Business Days from the termination date.

2. The Current Price of the Lending Stock set out in Article 11, Paragraph 1 of the Basic Agreement shall be calculated in accordance with the following categories:

     (i)  Listed stock: Closing price of any relevant stock on a securities exchange at which such stock is principally traded on the Business Day immediately preceding the termination date of the relevant Individual Transaction (if no closing price is available, it shall be the latest quotation for such day, and if neither the closing price nor the latest quotation is available on such date, it shall be the latest closing price or latest quotation available prior to such date; provided, however, that if both the closing price and the latest quotation are available on the same day, the closing price shall be applicable);

     (ii) Stock other than those set out in (i) above:

               Reasonable and fair price or quotation.

3. Any damages referred to in Article 11, Paragraph 2 of the Basic Agreement shall include: (1) if the Non-Defaulting Party is the Borrower, the difference between the proceeds from disposal of the Lending Stock and the Current Price thereof when a the Non-Defaulting Party, after the termination of the Individual Contracts, disposes of such stock which the Non-Defaulting Party would be obligated to return, if the provisions in Article 11, Paragraph 1 of the Basic Agreement did not exist, after deducting any costs for such disposal; and (2) if the Non-Defaulting Party is the Lender, the surplus of the Current Price of the Lending Stock as set out in the preceding paragraph beyond the money spent for acquisition of the stock, such as the purchase amount, interest on funds for such amount and transaction fees, of the same quantity and the same issuer as the Lending Stock of the Defaulting Party who would be liable to return the Lending Stock if the provisions of Article 11, Paragraph 1 did not exist (whether the Non-Defaulting party is notified or not).

4. If any event set out in each Item of Article 10 of the Basic Agreement occurs under the Individual Contract prior to the delivery of the share certificates or deposit of the Margin on any Execution Date, and such Individual Contract is terminated pursuant to Article 10 of the Basic Agreement, then any stock certificate or Margin not delivered or deposited under the Individual Contract shall be excluded from the calculation under Article 11, Paragraph 1 of the Basic Agreement. This paragraph shall not prevent an application of Article 11, Paragraph 2 of the Basic Agreement.

5. When the Current Price, the Lending Fee or damages for delayed payment and others referred to in Article 11, Paragraph 1 of the Basic Agreement is denominated in any currency other than Japanese Yen, such amount shall be converted into Japanese Yen at an exchange rate reasonably designated by the Non-Defaulting Party.


ARTICLE 11. CURRENT PRICE IN ARTICLE 12 OF THE BASIC AGREEMENT

     The Current Price set out in Article 12 of the Basic Agreement shall be calculated in accordance with the following categories:

     (i)  Listed stock: Closing price of any relevant stock on a securities exchange at which such stock is principally traded on the Business Day immediately preceding the Evaluation Date, where "Evaluation Date" means the relevant "Execution Date," relevant "Settlement Date," the "delivery date" and the "return date" set out in Article 12, Paragraph 1 of the Basic Agreement and the "return or delivery due date" and the "payment date of compensation for damages" set out in Article 12, Paragraph 3 thereof (if no closing price is available, it shall be the latest quotation for such day, and if neither the closing price nor the latest quotation is available on such date, it shall be the latest closing price or latest quotation available prior to such date; Provided, however, that if both the closing price and the latest quotation are available on the same day, the closing price shall prevail);

     (ii) Stock other than those set out in (i) above:

               Reasonable and fair price or quotation.


ARTICLE 12. NETTING CALCULATION

     If any liability or claim under Article 13, Paragraph 1 of the Basic Agreement is denominated in any currency other than Japanese Yen, it shall be converted into Yen at an exchange rate reasonably designated by the Non-Defaulting Party.


ARTICLE 13. (OPEN-END TRANSACTION)

1.   Notice to designate the Settlement Date shall be given as follows:

     (1) Notice to designate any Settlement Date by the Lender shall be given not later than four (4) Business Days prior to the designated Settlement Date.

     (2) Notice to designate any Settlement Date by the Borrower shall be given not later than two (2) Business Days prior to the designated Settlement Date.

     (3) Notice to designate the Settlement Date shall be given by means of telephone and facsimile transmission addressed to the number set out in Article 19 of the Basic Agreement or such other numbers as the parties hereto separately agree. Such notice shall include specification of the Open-End Transaction of which the Settlement Date is to be designated and Settlement Date thereof.

2. Unless otherwise separately agreed, the provisions of Article 2 hereof shall apply to the calculation method and the payment date of the Lending Fee and the provisions of Article 4 hereof shall apply to the calculation method and the payment date of the Interest.


     IN WITNESS WHEREOF, the parties shall cause this Memorandum to be executed in duplicate and retain one copy each, after their representatives or attorneys-in-fact affix their respective names and seals hereunto.



Dated     August 25, 2005

          The Party A:  Masayoshi Son
                        Director
                        Son Asset Management
                        3rd Floor, Yutaka No. 2 Building
                        1-6-3 Nihonbashi-Kakigaracho
                        Chuo-ku, Tokyo
                                                                    [Seal]


          The Party B:  John Macfarlane
                        Representative in Japan
                        Deutsche Securities Limited, Tokyo Branch
                        Sanno Park Tower,
                        11-1, Nagatacho 2-chome, Chiyoda-ku, Tokyo
                                                                    [Seal]

                                                                   [Translation]


            INDIVIDUAL CONTRACT CONCERNING STOCK LENDING TRANSACTIONS


     THIS INDIVIDUAL CONTRACT CONCERNING STOCK LENDING TRANSACTIONS (the "Individual Contract") is made and entered into by and between Son Asset Management Yugen Kaisha ("Party A") and Deutsche Securities Limited, Tokyo Branch ("Party B") in connection with the stock lending transaction (the "Transaction") as set forth below subject to the application of the provisions of the Basic Agreement Concerning Stock Lending Transactions between Party A and Party B, dated August 25, 2005 (the "Basic Agreement"), and the Memorandum Annexed to Basic Agreement for Stock Lending Transactions (the "Attached Memorandum") executed in connection with the Basic Agreement.

     Unless otherwise specifically provided, terms used herein shall bear the same meanings as defined in the Basic Agreement and the Attached Memorandum.

     The Special Conditions set forth in Attachment 2 as well as the General Terms and Conditions set forth in Attachment 1 shall apply to the Transaction. Except as provided for in the Basic Agreement and the Attached Memorandum, terms used in the Special Conditions shall bear the same meanings as defined in the General Terms and Conditions.


     IN WITNESS WHEREOF, Party A and Party B shall cause this Individual Contract to be signed and sealed in duplicate and each party shall retain one copy each.


                                                                 August 26, 2005


     Party A:  Masayoshi Son
               Director
               Son Asset Management
               3rd Floor, Yutaka No. 2 Building
               1-6-3 Nihonbashi-Kakigaracho
               Chuo-ku, Tokyo
                                             [Seal]



     Party B:  John Macfarlane, Representative in Japan
               Deutsche Securities Limited, Tokyo Branch
               Sanno Park Tower,
               11-1, Nagatacho 2-chome, Chiyoda-ku, Tokyo
                                             [Seal]

                                                                    Attachment 1


                          GENERAL TERMS AND CONDITIONS


Lender (Party A)                   Son Asset Management Yugen Kaisha

Borrower (Party B)                 Deutsche Securities Limited, Tokyo Branch

Subject Stock, Initial Lending     As set forth below
Quantity, Initial Current Price
and Initial Total Current Price

---------------------------------------------------------------------------------------------------
                                   Initial Lending                            Initial Total Current
        Subject Stock     Code         Quantity       Initial Current Price            Price
---------------------------------------------------------------------------------------------------
  1     Softbank Corp.    9984    18,000,000 shares               5,420 yen      97,560,000,000 yen
---------------------------------------------------------------------------------------------------
Total   -----            -----    -----               -----                      97,560,000,000 yen
---------------------------------------------------------------------------------------------------

Execution Date                     August 26, 2005

Settlement Date                    August 24, 2007 (or, if such date is not a
                                   Business Day, the preceding Business Day)

Lending Fee Rate                   0.05% (on the basis of the number of the
                                   actual days assuming that there are 360 days per year)

Margin (Initial)                   42,000,000,000 yen

Margin Interest Rate
  (1)  Margin Fixed Interest       3.50% (on the basis of the number of the
       Rate                        actual days assuming that there are 360 days
                                   per year)
  (2)  Margin Floating Interest    Base rate + 0.25% (on the basis of the number
       Rate                        of the actual days assuming that there are
                                   365 days per year)

Base Rate                          Three-Month euro yen LIBOR to be published by
                                   the British Bankers' Association at 11:00 a.m. (London time) on the first date (or, if such date is not a bank Business Day in London or Tokyo, the preceding bank Business
                                   Day) of each calculation period (as defined in Article 1, Paragraph 9 of the Attached
                                   Memorandum) that includes the Execution Date

Payment Schedule of Fixed          As set forth below (if the payment date
Interest                           described below is not a Business Day, the
                                   preceding Business Day)

     -----------------------------------------------------------------------------------------------
             Payment Date               Calculation Period of Interest Subject to Payment
     -----------------------------------------------------------------------------------------------
       1  Execution Date       From the Execution Date to the last day of February 2006
     -----------------------------------------------------------------------------------------------
       2  March 10, 2006       From the first day of March 2006 to the last day of August 2006
     -----------------------------------------------------------------------------------------------
       3  September 10, 2006   From the first day of September 2006 to the last day of February 2007
     -----------------------------------------------------------------------------------------------
       4  March 10, 2007       From the first day of March 2006 to the Settlement Date
     -----------------------------------------------------------------------------------------------

Maximum Margin Amount              Amount to be calculated in accordance with
                                   the following formula (where "Current Price
                                   Decline Notice Level" means the Current Price
                                   Decline Notice First Level and the Current
                                   Price Decline Notice Second Level,
                                   collectively; the Maximum Margin Amount is calculated by using the

                                   Current Price Decline Notice First Level as the Current Price Decline Notice Level and is referred to as the "First Maximum Margin Amount"; and the Maximum Margin Amount is calculated by using the Current Price Decline Notice Second Level as the Current Price Decline Notice Level and referred to as the "Second Maximum Margin Amount." The First Maximum Margin Amount and the Second Maximum Margin Amount shall be referred to collectively as the "Maximum Margin Amount"):

     Maximum Margin         Aggregate of Total                  Basic Margin Rate
         Amount        =     Current Price of    X     ----------------------------------
                              Lending Stock            Current Price Decline Notice Level

Minimum Margin Amount              Amount to be calculated in accordance with
                                   the following formula:

     Minimum Margin         Aggregate of Total                    Basic Margin Rate
         Amount        =     Current Price of    X     ---------------------------------------
                              Lending Stock            Current Price Increase Adjustment Level

Current Price Decline Notice       90%
First Level

Current Price Decline Notice       80%
Second Level

Current Price Increase             120%
Adjustment Level

Maximum Lending Quantity           30,000,000 shares

Additional Unit of Lending         500,000 shares
Quantity

Initial Basic Margin Rate          50%

Review Date of Basic Margin        Each corresponding day of the Execution Date
Rate                               of each month (or, if such date is not a
                                   Business Day, the preceding Business Day)

First Reviewed Basic Margin        85%
Rate

Second Reviewed Basic Margin       70%
Rate

Last One-Month Average             With respect to each Review Date of the Basic
Trading Volume                     Margin Rate, the average value (rounded to
                                   the nearest whole number) of trading volume
                                   (number of shares) in trading session of the Subject Stock on the Tokyo Stock Exchange on each trading day for the period from and including the day that is One-Month prior to such Review Date of the Basic Margin Rate to and including the second Business Day prior to such Review Date of the Basic Margin Rate

Last Three-Month Average           With respect to each Review Date of the Basic
Trading Volume                     Margin Rate, the average value (rounded to
                                   the nearest whole number) of trading volume
                                   (number
                                   of shares) in trading session of the Subject
                                   Stock on the Tokyo Stock Exchange on each trading day for the period from and including the day that is Three-Months prior to such Review Date of the Basic Margin Rate to and including the second Business Day prior to such Review Date of the Basic Margin Rate

First Base of One-Month            6,000,000,000 yen
Average Trading Amount

Second Base of One-Month           5,000,000,000 yen
Average Trading Amount

First Base of Three-Month          7,500,000,000 yen
Average Trading Amount

Second Base of Three-Month         6,000,000,000 yen
Average Trading Amount

Minimum Stock Price                2,000 yen

Damage Rate for Early              3.50%
Termination

Transaction Fees                   420,000,000 yen (= Amount of the Margin
                                   (Initial) x 1.00%)

Transaction Fee Payment Date       Execution Date

                                                                    Attachment 2


                               SPECIAL CONDITIONS


ARTICLE 1.  TRANSACTION FEES

     The Lender shall pay the Transaction Fees to the Borrower on the Transaction Fee Payment Date. The Transaction Fees shall be deemed to be paid by the Lender to the Borrower when the Borrower pays to the Lender the amount of the Margin less the Transaction Fees and consumption taxes imposed thereon upon payment of the Margin by the Borrower to the Lender. The Borrower shall not be required to return all or part of the Transaction Fees to the Lender at any time (including, but not limited to, the case where the Transaction is terminated prior to the expiration of the Lending Period).


ARTICLE 2.  SPECIAL CONDITIONS OF RETURN OF STOCK

1. Notwithstanding each of the provisions as set forth in Article 1, Item (1) and Article 3, Paragraph 2 of the Basic Agreement, the Borrower shall, with respect to the Transaction, return to the Lender on the Settlement Date the stock certificates (the actual certificates) that has been lent in accordance with Article 3, Paragraph 1 of Basic Agreement. The term, "Lending Stock", as set out in the Basic Agreement and the Attached Memorandum means the stock described above (the "Lent Stock").

2. Except in the case of termination of this Individual Contract, the Borrower shall not request the issuing company to register a share transfer of the Lent Stock and shall not sell the Lent Stock. Further, except in the case of the termination of this Individual Contract, if the Borrower lends the Lent Stock or offers the Lent Stock as collateral, the Borrower shall cause the party who borrows the Lent Stock or accepts the Lent Stock as collateral to be required to do all of the matters described in (1) through (3) below:

     (1) refrain from requesting an issuing company to register a share transfer of the Lent Stock;

     (2)  refrain from selling the Lent Stock; and

     (3) upon lending the Lent Stock or offering the Lent Stock as collateral to another party, to cause the party who borrows the Lent Stock or accepts the Lent Stock as collateral to be required to do all of the matters described in (1) through (3) of this paragraph.


ARTICLE 3. SPECIAL CONDITIONS OF PAYMENT METHOD AND PAYMENT DATE OF THE LENDING FEE

1. The formula of the "Lending Fee on calculation date" as set out in Article 2, Paragraph 1 of the Attached Memorandum shall, with respect to the Transaction, be amended and apply as follows: "Lending Fee on calculation date = Total Current Price x Lending Fee Rate / 360 (rounding to the nearest hundredth)", where the "Total Current Price" indicated in Article 2, Paragraph 1 of the Attached Memorandum means the Initial Total Current Price, and remaining unchanged for the Lending Period regardless of the increase, etc. of the Lending Quantity under Article 7 of the Special Conditions.

2. Notwithstanding the provisions of Article 2, Paragraph 2 of the Attached Memorandum, the Lending Fee for the last calculation period shall be paid on the Settlement Date in a manner set forth in Article 12 of the Special Conditions.


ARTICLE 4.  SPECIAL CONDITIONS OF DELIVERY OF STOCK

     Notwithstanding the provisions of Article 4, Paragraph 1 of the Basic Agreement, the lending and return of the stock under the Basic Agreement shall be performed by physical delivery of the relevant certificates.

ARTICLE 5. SPECIAL CONDITIONS OF CALCULATION METHOD AND PAYMENT DATE OF THE INTEREST

1.   The formula of the "Interest rate on calculation date" as set out in
Article 4, Paragraph 1 of the Attached Memorandum shall, with respect to the Transaction, be amended and apply as follows: "Interest rate on calculation date = Amount of Margin x Margin Interest Rate / 360 (rounding to the nearest hundredth)", with the "amount of Margin" indicated in the formula meaning the amount of the initial Margin, and remaining unchanged for the Lending Period regardless of the return of the Margin under Article 7 of the Special Conditions.

     For the Margin Interest Rate indicated in the above formula, the Interest calculated by using the Margin Fixed Interest Rate as the Margin Interest Rate (the "Fixed Interest") and the Interest calculated by using the Margin Floating Interest Rate as the Margin Interest Rate (the "Floating Interest") shall be calculated and shall be paid in a manner as set forth in the following paragraphs.

2. The Fixed Interest shall be paid in accordance with the Payment Schedule of Fixed Interest; provided, however, that upon the first payment of the Interest, to be performed on the Execution Date, the Interest shall be deemed to be paid by the Lender to the Borrower when the Borrower pays to the Lender the amount of the Margin less the amount of the Fixed Interest upon payment of the Margin by the Borrower to the Lender.

3. The Floating Interest shall be paid in accordance with Article 4, Paragraph 2 of the Attached Memorandum; provided, however, that the Interest for the last calculation period shall be paid on the Settlement Date in a manner as set forth in Article 12 of the Special Conditions.


ARTICLE 6.  SPECIAL CONDITIONS OF ADDITIONAL DEPOSIT OF DEFICIENT MARGIN

     Any provisions of Article 6, Paragraph 1 of the Basic Agreement and Article 5, Paragraph 2 of the Attached Memorandum shall not apply to the Transaction.


ARTICLE 7. SPECIAL CONDITIONS OF RETURN OF SURPLUS MARGIN AND ADDITIONAL LENDING OF STOCK

1. Notwithstanding the provisions of Article 5, Paragraph 3 of the Attached Memorandum, if the outstanding Margin amount of the Transaction exceeds the Maximum Margin Amount calculated in accordance with Article 5, Paragraph 1 of the Attached Memorandum, the surplus Margin shall be handled in accordance with the provisions of each item set out below according to the Maximum Stock Margin Amount (as defined below), the outstanding Lending Quantity (meaning, in this paragraph, the outstanding Lending Quantity before additional lending of the stock pursuant to this Article), and the outstanding Margin amount (meaning, in this paragraph, the outstanding Margin amount before return of the surplus Margin pursuant to this Article).

     In this Article, the "Maximum Stock Margin Amount" means the amount calculated in accordance with the following formula:

     Maximum Stock Margin Amount = Maximum Lending Quantity x Current Price of
                                   Lending Stock x Basic Margin Rate (rounding down to the nearest whole Yen)

     (1)  Where the outstanding Lending Quantity falls below the Maximum Lending
          Quantity:

               (a) If the Maximum Stock Margin Amount is equal to or greater than the outstanding Margin amount, then the Borrower may request that the Lender lend to the Borrower the stock of the Additional Lending Quantity (as defined below) for the Subject Stock by the Request Due Date (as defined below). Upon such request, the Lender shall lend to the Borrower such stock by the Performance Due Date (as defined below). The stock lent as set forth above shall constitute the Lending Stock under the Transaction, and the Lending Quantity of the Transaction shall increase by the amount of the Additional

               Lending Quantity.

               In this item, the "Additional Lending Quantity" means a multiple of the Additional Unit of Lending Quantity and the minimum amount that satisfies the following formula:

               (Additional Lending Quantity + Outstanding Lending Quantity) x
                    Current Price of Lending Stock x Basic Margin Rate > or = Outstanding Margin amount

          (b) If the Maximum Stock Margin Amount is less than the outstanding Margin amount, then the Borrower may, by the Request Due Date, request that the Lender (i) lend to the Borrower the stock for the Subject Stock in an amount of the Maximum Lending Quantity less the outstanding Lending Quantity, and (ii) return to the Borrower as the surplus Margin the amount equal to the outstanding Margin amount less the Maximum Stock Margin Amount. Upon such request, the Lender shall lend such stock as set forth in (i) above and return such surplus Margin as set forth in (ii) above by the Performance Due Date. The stock lent as set forth above shall constitute the Lending Stock under the Transaction, and the Lending Quantity of the Transaction shall become the Maximum Lending Quantity.

     (2)  Where the outstanding Lending Quantity equals the Maximum Lending
          Quantity:

          The Borrower may request that the Lender return to the Borrower as the surplus Margin the amount equal to the outstanding Margin Amount less the Basic Margin Amount by the Request Due Date. Upon such request, the Lender shall return such surplus Margin to the Borrower by the Performance Due Date.

2. If the Lender fails to perform a lending or return as requested by the Borrower in accordance with the preceding paragraph by the Performance Due Date, this Individual Contract shall be terminated at the time of the Performance Due Date, and each of the provisions of Article 11 of the Basic Agreement and
Article 10 of the Attached Memorandum shall apply. Provided, however, that in such case, the Borrower may assert a claim against the Lender for damages as set forth in Article 11, Paragraph 2 of the Basic Agreement up to the amount payable to the Lender under Article 11, Paragraph 1 of the Basic Agreement.

3. In this Article, the Request Due Date and the Performance Due Date have the following meanings:

     (1) Where the outstanding Margin amount of the Transaction exceeds the First Maximum Margin Amount:

          (a)  Request Due Date: Noon on the Mark-to-Market Date
          (b) Performance Due Date: 3:00 p.m. on the fourth Business Day from the Mark-to-Market Date

     (2) Where the outstanding Margin amount of the Transaction exceeds the Second Maximum Margin Amount,

          (a) Request Due Date: 6:00 p.m. on the Business Day prior to the Mark-to-Market Date
          (b)  Performance Due Date: 3:00 p.m. on the Mark-to-Market Date

     If the events set out in Items (1) and (2) of this paragraph occur at the same time, Item (2) shall apply and Item (1) shall not apply. After the Borrower makes a request as set forth in Paragraph 1 of this Article when the event as set forth in Item (1) occurs, if Item (2) then occurs before the Lender performs a lending or return (or both a lending and return), whereby the Borrower makes a subsequent request as set forth in Paragraph 1 of this Article, then the obligation of lending and return by the Lender upon the request made under Item (1) shall be extinguished, and only the obligation of lending and return by the Lender upon the request made under Item (2) shall survive.

4. If the outstanding Lending Quantity exceeds the Initial Lending Quantity, and if the outstanding Margin amount of the Transaction falls below the Minimum Margin Amount calculated in accordance with Article 5, Paragraph 1 of the Attached Memorandum, the Borrower shall return the Lending Stock of the Return Quantity (as defined below) to the Lender by 3:00 p.m. on the fourth Business Day from the Mark-to-Market Date.

     In this paragraph, the "Return Quantity" means a multiple of the Additional Unit of Lending Quantity and the maximum amount that satisfies the following formula; provided, however, that if such amount exceeds the Accumulated Additional Lending Quantity (as defined below), the Return Quantity shall be the Accumulated Additional Lending Quantity:

     (Outstanding Lending Quantity - Return Quantity) x Current Price of Lending
          Stock x Basic Margin Rate > or = Outstanding Margin amount

     In this paragraph, the "Accumulated Additional Lending Quantity" means the amount calculated in accordance with the following formula:

     Accumulated Additional Lending Quantity = Outstanding Lending Quantity -
          Initial Lending Quantity


ARTICLE 8.  NON-APPLICATION OF THE MARK-TO-MARKET

     The Mark-to-Market as set forth in Article 5, Paragraph 5 of the Attached Memorandum shall not be made in relation to the Transaction.


ARTICLE 9.  REVIEW OF THE BASIC MARGIN RATE

1. The Basic Margin Rate of the Transaction shall be the Initial Basic Margin Rate on the Execution Date.

2. The Basic Margin Rate of the Transaction shall be reviewed on each Review Date of Basic Margin Rate. After each Review Date of Basic Margin Rate, the figures described in the following items shall apply in accordance with the Last One-Month Average Trading Amount and the Last Three-Month Average Trading Amount.

     In this paragraph, the "Last One-Month Average Trading Amount" means the amount obtained by multiplying the Last One-Month Average Trading Volume by the Current Price of the Lending Stock, and the "Last Three-Month Average Trading Amount" means the amount obtained by multiplying the Last Three-Month Average Trading Volume by the Current Price of the Lending Stock.

     The "Current Price of the Lending Stock" used for the calculation of the "Last One-Month Average Trading Amount" and "Last Three-Month Average Trading Amount" means the closing price (if no closing price is available, it shall be the latest quotation for such date, and if neither the closing price nor the latest quotation is available on such date, it shall be the latest closing price or latest quotation available prior to such date; provided, however, that if both the closing price and the latest quotation are available on the same day, the closing price shall be applicable) on the securities exchange where the stock is principally traded on the second Business Day prior to the relevant Review Date of Basic Margin Rate.

     (1) If the formulae described in (a) and (b) below are satisfied, the Basic Margin Rate after the Review Date of Basic Margin Rate shall be the Initial Basic Margin Rate (the "Level 1"):

          (a) Last One-Month Average Trading Amount > or = First Base of One-Month Average Trading Amount

          (b) Last Three-Month Average Trading Amount > or = First Base of Three-Month Average Trading Amount

     (2) If either of the formulae described in (a) or (b) below is satisfied (except for the case where Item (3) of this paragraph applies), the Basic Margin Rate after the Review Date of Basic Margin Rate shall be the figure obtained by multiplying the Initial Basic Margin Rate by the First Reviewed Basic Margin Rate (the "Level 2"):

          (a) Last One-Month Average Trading Amount < First Base of One-Month Average Trading Amount

          (b) Last Three-Month Average Trading Amount < First Base of Three-Month Average Trading Amount

     (3) If either of the formulae described in (a) or (b) below is satisfied, the Basic Margin Rate after the Review Date of Basic Margin Rate shall be the figure obtained by multiplying the Initial Basic Margin Rate by the Second Reviewed Basic Margin Rate (the "Level 3"):

          (a) Last One-Month Average Trading Amount < Second Base of One-Month Average Trading Amount

          (b) Last Three-Month Average Trading Amount < Second Base of Three-Month Average Trading Amount

     (4) Notwithstanding each item described above, if the Basic Margin Rate is the Level 2 or the Level 3 as a result of the review of the Basic Margin Rate, as long as both of the formulae described in (a) and (b) below are satisfied, the Basic Margin Rate after the Review Date of Basic Margin Rate shall be the Level 1. Accordingly, if the Basic Margin Rate is Level 1, each item described above shall apply thereafter. If the Basic Margin Rate is Level 3, except for satisfaction of both of the formulae described in (a) and (b) below, the Basic Margin Rate shall remain unchanged as Level 3. Even if either of the formulae described in (a) or (b) of Item (2) of this paragraph is satisfied, the Basic Margin Rate shall not be Level 2.

          (a) Last One-Month Average Trading Amount > or = First Base of One-Month Average Trading Amount x 110%

          (b) Last Three-Month Average Trading Amount > or = First Base of Three-Month Average Trading Amount x 110%

3. In the case as provided for in each of the provisions of Article 7, Paragraphs 1 through 4 of the Attached Memorandum, if the Borrower reasonably determines that the figures used for review of the Basic Margin Rate in accordance with this Article are required to be adjusted, the preceding paragraph shall apply after any of the Last One-Month Average Trading Volume, the Last Three-Month Average Trading Volume, the First Base of One-Month Average Trading Amount, the Second Base of One-Month Average Trading Amount, the First Base of Three-Month Average Trading Amount, the Second Base of Three-Month Average Trading Amount are amended as reasonably determined by the Borrower.

4. The Borrower shall notify the Lender of the revised Basic Margin Rate determined in accordance with the preceding two paragraphs by 3:00 p.m. on the Business Day prior to the Review Date of the Basic Margin Rate.

5. The reviewed revised Basic Margin Rate under this Article shall apply to the Mark-to-Market to be performed in accordance with Article 7 of the Special Conditions on the Mark-to-Market Date after the Review Date of the Basic Margin Rate.


ARTICLE 10. SPECIAL CONDITIONS OF TREATMENT OF WARRANTS AND STOCK SPLIT, ETC.

1. Notwithstanding the provisions of Article 7 of the Attached Memorandum, in the case as provided for in each of the provisions of Article 7, Paragraphs 1 through 4 of the Attached Memorandum, if the Borrower reasonably determines that the Subject Stock, Lending Quantity and other general conditions of the Transaction are required to be adjusted, the Borrower shall notify the Lender of the adjusted general conditions as reasonably determined by the Borrower and the date (the "Condition Adjustment Date") on which such adjustment becomes effective by the fourth Business Day prior to the Condition Adjustment Date.

2. The Lender shall notify the Borrower by the third Business Day prior to the Condition Adjustment Date if it agrees to the adjustment of the general conditions as set forth in the preceding paragraph. In such case, the Lender and the Borrower shall perform additional lending or return of the stock, and return or additional deposits of the Margin as required for such adjustment of the general conditions by the Condition Adjustment Date.

3. If the Lender fails to notify the Borrower of its agreement to adjust the general conditions as set forth in Paragraph 1 of this Article by the third Business Day prior to the Condition Adjustment Date, the Transaction shall be terminated on the Business Day (the "Transaction Termination Date") immediately prior to the Condition Adjustment Date. In such case, the Lender shall, in addition to the outstanding Margin amount, pay to the Borrower the amount equal to (i) all of the obligations owed to the Borrower (including, but not limited to, damages for delayed payment) such as the Interest to be calculated in accordance with Article 8 of the Basic Agreement and the Damages for Early Termination as provided for in Article 11, Paragraph 3 of the Special Conditions less (ii) the Lending Fee to be calculated in accordance with Article 8 of the Basic Agreement (and, if the Interest, if any, to be calculated in accordance with Article 8, Paragraph 3 of the Basic Agreement is returned, such Interest) by the Transaction Termination Date. The Borrower shall return the Lending Stock to the Lender immediately after confirming the receipt of such amount on the Transaction Termination Date.


ARTICLE 11. SPECIAL CONDITIONS OF RETURN OF THE STOCK PRIOR TO EXPIRATION OF THE
            LENDING PERIOD AND DAMAGES FOR EARLY TERMINATION

1. The provisions of Article 8 of the Basic Agreement shall apply to the Transaction. Provided, however, the return of the Lending Stock under Article 8 of the Basic Agreement shall be limited to the return of all of the Lending Stock. The return of the Lending Stock, with the Borrower giving notice to the Lender, shall be performed only on a return date that is one year after the Execution Date (or, if such date is not a Business Day, the preceding Business
Day). In such case, notwithstanding the provisions of Article 8, Paragraph 5 of the Basic Agreement, the Borrower shall be required to give notice to the Lender on the day that is one-month prior to the return date.

2. Upon return of the Lending Stock prior to expiration of the Lending Period pursuant to the preceding paragraph, the Lender shall pay to the Borrower, in addition to the outstanding Margin amount, the amount equal to (i) all of the obligations owed to the Borrower (including, but not limited to, damages for delayed payment), such as the Interest as set forth in Article 8, Paragraph 3 of the Basic Agreement and the Damages for Early Termination as set forth in the following paragraph, less (ii) the Lending Fee as set forth in Article 8, Paragraph 2 of the Basic Agreement (and, if the Interest, if any, as set forth in Article 8, Paragraph 3 of the Basic Agreement is returned, such Interest) by the return date. The Borrower shall return the Lending Stock to the Lender immediately after confirming the receipt of such amount on the return date.

3. The Lender shall pay to the Borrower the Damages for Early Termination in addition to the Interest, damages for delayed payment and damages under the Basic Agreement, if:

     (1) all of the Lending Stock is returned prior to the expiration of the Lending Period, with the Lender giving notice to the Borrower in accordance with Article 8 of the Basic Agreement (in this case, the termination record date is the return date);

     (2) this Individual Contract is terminated when any of the events set forth in Article 10, Items (1) through (11) of the Basic Agreement occurs to the Lender (in this case, the termination record date is the termination date);

     (3) this Individual Contract is terminated in accordance with Article 7 of the Special Conditions (in this case, the termination record date is the termination date);

     (4) the Transaction is terminated in accordance with Article 10 of the Special Conditions (in this case, the termination record date is the Transaction Termination Date); or

     (5) the Transaction is terminated in accordance with Article 13 of the Special Conditions (in this case, the termination record date is the return date).

     The amount of the Damages for Early Termination shall be the amount calculated in accordance with the following formula according to the termination record date (which means the date as set forth in each item described above); provided, however, that if the termination record date falls on the date that is one year after the Execution Date (or, if such date is not a Business Day, the preceding Business Day), the Damages for Early Termination shall not arise.

     Damages for         Margin          Damage Rate         Number of remaining
        Early       =    amount    X      for Early     X         record days
     Termination                         Termination         -------------------
                                                                      360

     The "Margin amount" indicated in the above formula means the amount of the initial Margin, and remains unchanged regardless of return of the Margin under
Article 7 of the Special Conditions.

     The "number of remaining record days" indicated in the above formula means, if the termination record date falls on or before a date immediately prior to the date that is one year after the Execution Date, the number of days for the period from and including the termination record date to and including the date immediately prior to the date that is one year after the Execution Date, and if the termination record date falls on or after a date immediately following the date that is one year after he Execution Date, the number of days for the period from and including the termination record date to and including the Settlement Date.


ARTICLE 12. SPECIAL CONDITIONS OF SIMULTANEOUS PERFORMANCE

     Notwithstanding the provisions of Article 9, Paragraph 1 of the Basic Agreement, upon expiration of the Lending Period, the Lender shall, in addition to the outstanding Margin amount, pay to the Borrower the amount equal to (i) all of the obligations owed to the Borrower (including, but not limited to, damages for delayed payment) such as the Interest for the last calculation period less (ii) the Lending Fee for the last calculation period by the Settlement Date. The Borrower shall return the Lending Stock to the Lender immediately after confirming the receipt of such amount on the Settlement Date.


ARTICLE 13. TERMINATION OF THE TRANSACTION DUE TO DECLINE IN THE CURRENT PRICE
            OF THE LENDING STOCK

1. Notwithstanding each of the provisions of the Basic Agreement and the Attached Memorandum, if the Current Price of the Lending Stock (in this paragraph, the price most recently published by the securities exchange where the stock is principally traded) falls below the Minimum Stock Price, the Transaction shall be automatically terminated.

2. In the case of the preceding paragraph, the Borrower may, after the Business Day immediately following the Transaction Termination Date, request that the Lender return the Margin by giving notice specifying that the return date shall be after the fourth Business Day from such notice day, and the Lender shall pay to the Borrower, in addition to the outstanding Margin amount, the amount equal to (i) all of the obligations owed to the Borrower (including, but not limited to, damages for delayed payment) such as the Interest to be calculated in accordance with Article 8 of the Basic Agreement and the Damages for Early Termination as provided for in Article 11, Paragraph 3 of the Special Conditions less (ii) the Lending Fee to be calculated in accordance with Article 8 of the Basic Agreement (and, if the Interest, if any, to be calculated in accordance with Article 8, Paragraph 3 of the Basic Agreement is returned, such Interest) by 3:00 p.m. on the designated return date. The Borrower shall return the Lending Stock to the Lender immediately after confirming the receipt of such amount on the return date.

3. If, for the period from the date on which the Transaction is terminated in accordance with Paragraph 1 of this Article to the return date, the outstanding Margin amount of the Transaction exceeds the Second Maximum Margin Amount as a result of the Mark-to-Market performed in accordance with Article 11 of the Special Conditions, the Borrower may change the return date that is designated in accordance with the preceding paragraph and determine such Mark-to-Market Date as a return date by giving notice to the Lender by 6:00 p.m. on the Business Day prior to such Mark-to-Market Date.

4. If the Borrower fails to make payment in accordance with Paragraph 2 of this Article by 3:00 p.m. on the return date, this Individual Contract shall be automatically terminated at such due time, and each of the provisions of Article 11 of the Basic Agreement and Article 10 of the Attached Memorandum shall apply. Provided, however, that in such case, the Borrower may claim against the Lender damages set out in Article 11, Paragraph 2 of the Basic Agreement up to the amount payable to the Lender under Article 11, Paragraph 1 of the Basic Agreement.

                                                                   [Translation]


                        AMENDMENT TO INDIVIDUAL CONTRACT
                      CONCERNING STOCK LENDING TRANSACTIONS


     THIS AMENDMENT TO INDIVIDUAL CONTRACT CONCERNING STOCK LENDING TRANSACTIONS (this "Amendment") is made and entered into by and between Son Asset Management Yugen Kaisha ("Party A") and Deutsche Securities Limited, Tokyo Branch ("Party B") in order to amend the Individual Contract Concerning Stock Lending Transactions between Party A and Party B, dated August 26, 2005 (the "Individual Contract").

     Unless otherwise specifically provided, terms used herein shall bear the same meanings as defined in the Individual Contract.


ARTICLE 1.
1. Party A and Party B agree to amend the provisions of the Individual Contracts set forth below in accordance with the terms and conditions as set forth in the Attachment:

     (1)  "Margin Interest Rate" of the General Terms and Conditions;
     (2)  "Payment Schedule of Fixed Interest" of the General Terms and
          Conditions;
     (3)  Article 5 of the Special Conditions; and
     (4) Definition of "number of remaining record days" of Article 11, Paragraph 3 of the Special Conditions.

2. The amendment of the Individual Contract pursuant to the preceding Paragraph shall become effective as of August 26, 2005.


ARTICLE 2.
     Unless explicitly set forth in this Amendment, the provisions of this Amendment shall have no effect on the remaining provisions of the Individual Contract or the terms and conditions of the Transaction.

     IN WITNESS WHEREOF, Party A and Party B shall cause this Amendment to be signed and sealed in duplicate and each party shall retain one copy each.


                                                                 August 26, 2005


     Party A:  Masayoshi Son, Director
               3rd Floor, Yutaka No. 2 Building
               1-6-3, Nihonbashi-kakigaracho, Chuo-ku, Tokyo
               Son Asset Management Yugen Kaisha
                                     [Seal]



     Party B:  John Macfarlane, Representative in Japan
               Deutsche Securities Limited, Tokyo Branch
               Sanno Park Tower,
               11-1, Nagatacho 2-chome, Chiyoda-ku, Tokyo
                                     [Seal]

             ATTACHMENT: THE RELEVANT PROVISIONS AFTER THE AMENDMENT


(1)  "MARGIN INTEREST RATE" OF THE GENERAL TERMS AND CONDITIONS.

Margin Interest Rate

(1)  Margin Fixed Interest Rate          3.50% (30E/ 360 basis (Eurobond basis))

(2)  Margin Floating Interest Rate       Base rate + 0.25% (on the basis of the
                                         number of the actual days assuming that
                                         there are 360 days per year)


(2)  "PAYMENT SCHEDULE OF FIXED INTEREST" OF THE GENERAL TERMS AND CONDITIONS.

Payment Schedule of Fixed                As set forth below (if the payment date
Interest                                 described below is not a Business Day,
                                         the preceding Business Day)

---------------------------------------------------------------------------------------------------------
          Payment Date          Calculation Period of Interest Subject to Payment      Amount of Interest
                             -------------------------------------------------------
                             First Date of the              Last Date of the
                             Calculation Period            Calculation Period
---------------------------------------------------------------------------------------------------------
  1    Execution Date        Execution Date        February 25, 2006                   735,000,000 yen
---------------------------------------------------------------------------------------------------------
  2    March 10, 2006        February 26, 2006     August 25, 2006                     735,000,000 yen
---------------------------------------------------------------------------------------------------------
  3    September 10, 2006    August 26, 2006       February 25, 2007                   735,000,000 yen
---------------------------------------------------------------------------------------------------------
  4    March 10, 2007        February 26, 2007     The date immediately prior to the   735,000,000 yen
                                                   date that is two year after the
                                                   Execution Date
---------------------------------------------------------------------------------------------------------


(3)  ARTICLE 5 OF THE SPECIAL CONDITIONS.

ARTICLE 5. SPECIAL CONDITIONS OF CALCULATION METHOD AND PAYMENT DATE OF THE
           INTEREST

1. The Interests on the Margin shall consist of the Fixed Interest and the Floating Interest. The Fixed Interest and the Floating Interest shall be calculated and shall be paid in a manner as set forth in the following paragraphs.

2. Notwithstanding the provisions of Article 1, Paragraph 9 of the Attached Memorandum, the calculation period for the Fixed Interest shall be the period from the first date of the calculation period to the last date of the calculation period as set forth in the Payment Schedule of Fixed Interest. Notwithstanding the provisions of Article 4, Paragraph 1 of the Attached Memorandum, the Fixed Interest for each calculation period shall be calculated in accordance with the following formula, whose results are set forth in the Payment Schedule of Fixed Interest as amount of Interest:

Fixed Interest = Amount of Margin X Margin Fixed Interest Rate X number of days in the calculation period/360

     The "Amount of Margin" indicated in the above formula means the amount of the initial Margin, and remains unchanged regardless of return of the Margin under Article 7 of the Special Conditions.

     The "number of days in the calculation period" indicated in the above formula shall be calculated assuming that there are 30 days per month and 360 days per year consisting of 12 months. If it is necessary to calculate the Fixed Interest for a period shorter than a calculation period due to early termination of the Transaction before the expiration of the Lending Period or termination of the Individual

Contract, the accrued date of the calculation period shall be calculated assuming that there are 30 days per month and 360 days per year consisting of 12 months.

3. The Floating Interest shall be calculated by applying the formula of the "Interest rate on calculation date" as set out in Article 4, Paragraph 1 of the Attached Memorandum as amended as follows: "Interest rate on calculation date = Amount of Margin x Margin Interest Rate / 360 (rounding to the nearest hundredth)", with the "amount of Margin" indicated in the formula meaning the amount of the initial Margin, and remaining unchanged for the Lending Period regardless of the return of the Margin under Article 7 of the Special Conditions.

4. The Fixed Interest shall be paid in accordance with the Payment Schedule of Fixed Interest; provided, however, that upon the first payment of the Interest, to be performed on the Execution Date, the Interest shall be deemed to be paid by the Lender to the Borrower when the Borrower pays to the Lender the amount of the Margin less the amount of the Fixed Interest upon payment of the Margin by the Borrower to the Lender.

5. The Floating Interest shall be paid in accordance with Article 4, Paragraph 2 of the Attached Memorandum; provided, however, that the Interest for the last calculation period shall be paid on the Settlement Date in a manner as set forth in Article 12 of the Special Conditions.


(4) DEFINITION OF "NUMBER OF REMAINING RECORD DAYS" OF ARTICLE 11, PARAGRAPH 3 OF THE SPECIAL CONDITIONS.

     The "number of remaining record days" indicated in the above formula means, if the termination record date falls on or before a date immediately prior to the date that is one year after the Execution Date, the number of days for the period from and including the termination record date to and including the date immediately prior to the date that is one year after the Execution Date, and if the termination record date falls on or after a date immediately following the date that is one year after he Execution Date, the number of days for the period from and including the termination record date to and including the date immediately prior to the date that is two years after the Execution Date (to be calculated assuming that there are 30 days per month and 360 days per year consisting of 12 months).

                                                                   [Translation]


                MEMORANDUM CONCERNING STOCK LENDING TRANSACTIONS


     THIS MEMORANDUM CONCERNING STOCK LENDING TRANSACTIONS (this "Memorandum") is made and entered into by and among Masayoshi Son ("Party A"), Son Asset Management Yugen Kaisha ("Party B") and Deutsche Securities Limited, Tokyo Branch ("Party C"), as a premise to conduct the stock lending transaction (the "Transaction") by Party B and Party C under the Basic Agreement Concerning Stock Lending Transactions, dated August 25, 2005 (the "Basic Agreement"), the Memorandum Annexed to Basic Agreement for Stock Lending Transactions, dated August 25, 2005 and the Individual Contract Concerning Stock Lending Transactions, dated August 26, 2005 (the "Individual Contract"), executed between Party B and Party C, in order to set out the agreements among Party A, Party B and Party C with respect to the handling of the stock of the Subject Stock (which means common stock of Softbank Corp. (Code: 9984)) of the Transaction that is or will be held by Party A or Party B (including the stock held by Party A or Party B in another person's name (including fictitious name)) (the "Stock").

     Unless otherwise specifically provided, terms used herein shall bear the same meanings as defined in the Basic Agreement and the Individual Contract.


ARTICLE 1.  OBLIGATIONS OF PARTY A AND PARTY B

1. If, up until termination of the Transaction, Party A and Party B perform a Stock Collateral Transaction (as defined below) with a party other than Party C through Party A, Party B, or the companies controlled by Party A or Party B's affiliates (Party A, Party B, companies controlled by Party A, and Party B's affiliates shall be referred collectively as the "Affiliates") and both of Items
(1) and (2) described below apply, Party A and Party B shall obtain prior written approval of Party C; provided, however, that Party C shall not refuse or withhold such approval without reasonable grounds.

     (1) the total number of the Stock deposited as collateral or other security under the Stock Collateral Transaction (in the Transaction, the number of such Stock is 18,000,000 shares on the Execution Date, which is the Initial Lending Quantity, and thereafter in the case of additional lending or return, the outstanding Lending Quantity reflecting such additional lending or return) exceeds 50,000,000 shares; and

     (2) the total outstanding funds under the Stock Collateral Transaction exceeds the lesser of (a) or (b) below:

          (a)  120,000,000,000 yen; and
          (b) 10% of the Total Current Price of the Subject Stock of the Transaction.

2. Upon the occurrence of a Stock Collateral Transaction, Party A and Party B shall give prior written notice (including by e-mail) to Party C of the details of the Stock Collateral Transaction, whether or not required to obtain Party C's approval pursuant to the preceding paragraph.

3. If Party A or Party B breaches its obligations under this Article, it shall be deemed that such party has committed a breach set forth in Article 10, Item
(10) of the Basic Agreement, and the provisions of Article 10 of the Basic Agreement and other relevant provisions shall apply.

4. In this Article, the "Stock Collateral Transaction" means a financing transaction by the Affiliates (which means a transaction where the Affiliates raise the funds regardless of whether in the form of loan agreement, stock lending agreement, bonds or otherwise) where the Stock is deposited as a collateral (regardless of whether in the form of security assignment, pledge, lease, custody or otherwise, and including a pre-engagement agreement for a security assignment, pledge, lease or custody, and whether the accepting party has the right to dispose of the Stock without the depositing party's approval subject to the occurrence of certain events).


ARTICLE 2.  TERM

     This Memorandum and the obligations of each party under this Memorandum shall be effective for the period from the execution date of this Memorandum to the termination of the Transaction.


ARTICLE 3.  AGREED JURISDICTION

     The parties agree that the parties shall be subject to the jurisdiction of the Tokyo District Court for any dispute arising in connection with the rights and obligations arising out of, or in relation to, this Memorandum.


ARTICLE 4.  GOVERNING LAW

     This Memorandum shall be governed by the laws of Japan.


     IN WITNESS WHEREOF, Party A, Party B and Party C shall cause this Memorandum to be signed and sealed in triplicate and each party shall retain one copy each.


                                                                 August 26, 2005


     Party A:  Masayoshi Son
               1-4-2-301, Azabudai, Minato-ku, Tokyo
                                               [Seal]

     Party B:  Masayoshi Son
               Director
               Son Asset Management Yugen Kaisha
               3rd Floor, Yutaka No. 2 Building
               1-6-3, Nihonbashi-kakigaracho
               Chuo-ku, Tokyo
                        [Seal]

     Party C:  John Macfarlane, Representative in Japan
               Deutsche Securities Limited, Tokyo Branch
               Sanno Park Tower,
               11-1, Nagatacho 2-chome, Chiyoda-ku, Tokyo
                                                    [Seal]

                                                                   [Translation]


                           CONFIRMATION OF EXPLANATION
                      CONCERNING STOCK LENDING TRANSACTIONS


                                                                 August 26, 2005


To:  Deutsche Securities Limited, Tokyo Branch

                    Address:       3rd Floor, Yutaka No. 2 Building
                                   1-6-3, Nihonbashi-kakigaracho, Chuo-ku, Tokyo

                    Company Name:  Son Asset Management Yugen Kaisha
                                   Masayoshi Son, Director
                                                  [Seal]

     Having received an explanation of the following matters from your company with respect to the share lending transaction, our company shall conduct the transaction with your company at its own discretion and responsibility:


     1.   Basic structure of the stock lending transaction;
     2.   Risks involved in the stock lending transaction;
     3. Rights and obligations of shareholders under the stock lending transaction; and
     4.   Treatment of taxes concerning the stock lending transaction.

                                       1